                                                                     EXHIBIT 4.9

                                 REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 31st day of December, 1998 by and between APPLIED VOICE RECOGNITION, INC., a Delaware corporation (the "Company"), and L & H INVESTMENT COMPANY N.V., a Belgian company (the "Shareholder").

                                 R E C I T A L S:
                                 ---------------

     WHEREAS, the Shareholder is acquiring up to Five Thousand (5,000) shares of the Company's Series D Preferred Stock, par value $0.10 per share (such number of shares as are actually issued to the Shareholder being referred to as the "Series D Preferred Stock") pursuant to that certain Applied Voice Recognition, Inc. Series D Preferred Stock and Warrant Purchase Agreement dated of even date herewith (the "Purchase Agreement");

     WHEREAS, the Series D Preferred Stock is convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock");

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has issued in favor of the Shareholder a warrant to purchase 1,500,000 share shares of Common Stock of the Company, and may issue additional warrants to the Shareholder pursuant to the terms of the Purchase Agreement (such warrants as are actually issued pursuant to the Purchase Agreement being referred to as the "Warrants"); and

     WHEREAS, the Company desires to grant to the Shareholder certain registration rights relating to the shares of Common Stock issuable upon conversion of any of the Series D Preferred Stock and upon exercise of any one or more of the Warrants (the "Shares"), and the Shareholder desires to obtain such registration rights, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual premises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Definitions and References. For purposes of this Agreement, in addition
         --------------------------
to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:

         (a) The term "Commission" shall mean the Securities and Exchange Commission and any successor agency.

          (b) The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.

          (c) For purposes of this Agreement, the term "Registrable Stock" shall mean (i) any Shares, (ii) any shares of Common Stock issued to the Holder, relating to the Shares, by way of a stock split, reorganization, merger or consolidation; and (iii) any Common Stock issued to the Holder, relating to the Shares, as a dividend on the Shares. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (u) five years have passed since an underwritten public offering has been completed by the Company, (v) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (w) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (x) such Registrable Stock is eligible to be sold pursuant to Rule 144(k) under the 1933 Act, (y) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or
     (z) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned. Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

          (d) The term "Holder" shall mean the Holder or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 10 hereof, provided that the Holder or such
                                        --------
     transferee or assignee shall then own the Registrable Stock.

          (e) The term "1933 Act" shall mean the Securities Act of 1933, as amended.

          (f) An "affiliate of such holder" shall mean a person who controls, is controlled by or is under common control with a Holder, or the spouse or children (or a trust exclusively for the benefit of the spouse and/or children) of a Holder, or, in the case of a Holder that is a partnership, its partners.

          (g) The term "Person" shall mean an individual, corporation, partnership, trust, limited liability company, unincorporated organization or association or other entity, including any governmental entity.

          (h) The term "Requesting Holder" shall mean a Holder or Holders of in the aggregate at least seventy-five percent (75%) of the Registrable Stock.

          (i) References in this Agreement to any rules, regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

     2.   Demand Registration.
          --------------------

          (a) Commencing three years following the date hereof, any Requesting Holders may make a written request to the Company (specifying that it is being made pursuant to this Section 2) that the Company file a registration statement under the 1933 Act (or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act) covering the registration of Registrable Stock. In such event, the Company shall (x) within five (5) days thereafter notify in writing all other Holders of Registrable Stock of such request, and (y) use its reasonable efforts to cause to be registered under the 1933 Act all Registrable Stock that the Requesting Holders and such other Holders have, within fifteen (15) days after the Company has given such notice, requested be registered. Notwithstanding the foregoing, the Company shall not be obligated to file the above described registration statement if the aggregate proceeds from the registration would reasonably be expected to be less than $500,000.

          (b) If the Requesting Holders intend to distribute the Registrable Stock covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request pursuant to Section 2(a) above, and the Company shall include such information in the written notice referred to in clause (x) of Section 2(a) above. In such event, the Holder's right to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering to the extent provided in this Section 2. All holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Requesting Holders and shall be approved by the Company, which approval shall not be unreasonably withheld; provided, that all of the representations and warranties by, and the other
     --------
     agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders; and provided further, that no
                                                       ----------------
     holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder's intended method of distribution and any other representation required by law or reasonably required by the underwriter.

          (c) Notwithstanding any other provision of this Section 2 to the contrary, if the managing underwriter of an underwritten offering of the Registrable Stock requested to be registered pursuant to this Section 2 advises the Requesting Holders in writing that in its opinion marketing factors require a limitation of the number of shares to be underwritten, the Requesting Holders shall so advise all Holders of Registrable Stock that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Stock that may be included in such underwritten offering shall be allocated among all such Holders, including the Requesting Holders, in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included in such registration by each Holder at the time of filing the registration statement; provided, that in
                                                              --------
     the event of such limitation of the number of shares of Registrable Stock to be underwritten, such registration shall not count against the number of demand registrations the Requesting Holders are permitted to request hereunder. If any Holder of Registrable Stock disapproves of the terms of the underwriting, such Holder may elect to withdraw by written notice to the Company, the managing underwriter and the Requesting Holders. The securities so withdrawn shall also be withdrawn from registration.

          (d) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect a registration pursuant to this
     Section 2 during the period starting with the fourteenth (14th) day immediately preceding the date of an anticipated filing by the Company of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company; provided, that the Company shall
                                                --------
     actively employ in good faith all reasonable efforts to cause such registration statement to become effective; and provided further, that the
                                                     ----------------
     Company's estimate of the date of filing such registration statement shall be made in good faith.

          (e) The Company shall use Form S-3 for registrations pursuant hereto if such form is available to the Company. If federal law precludes the use of Form S-3, the Company shall use whatever form is necessary; however, the Company shall not be obligated to use such non Form S-3 forms more than a total of three times, unless increased pursuant to Section 2(c) hereof; provided, that a registration requested pursuant to this Section 2 shall
     --------
     not be deemed to have been effected for purposes of this Section 2(e), unless (i) it has been declared effective by the Commission, (ii) if it is a shelf registration, it has remained effective for the period set forth in
     Section 3(b), (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such action prompted by any act or omission of the Holders), and (iv) no limitation of the number of shares of Registrable Stock to be underwritten has been required pursuant to Section 2(c) hereof.

     3.   Obligations of the Company.  Whenever required under Section 2 to use
          --------------------------
its reasonable efforts to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

          (a) prepare and file with the Commission, not later than ninety (90) days after receipt of a request to file a registration statement with respect to such Registrable Stock, a registration statement on Form S-3 if available or, if not, any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such issue of Registrable Stock in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided that before filing a
                                         --------
     registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one (1) counsel selected by the Requesting Holders copies of all such documents proposed to be filed, and
     (ii) notify each such Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period of time as would satisfy the holding period requirements of Rule 144(k) promulgated by the Commission with respect to the Shares or such shorter period which will terminate when all Registrable Stock covered by such registration statement has been sold (but not before the expiration of the forty (40) or ninety (90) day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable), and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each Holder and any underwriter of Registrable Stock to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;

          (d) use its reasonable efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as any selling Holder or any underwriter of Registrable Stock reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Stock owned by such Holder; provided that the Company will not
                                             --------
     be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) hereof, (ii) subject itself to taxation in any such jurisdiction, or
     (iii) consent to general service of process in any such jurisdiction;

          (e) use its reasonable efforts to cause the Registrable Stock covered by such registration statement to be registered with or approved by such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders thereof to consummate the disposition of such Registrable Stock;

          (f) notify each selling Holder of such Registrable Stock and any underwriter thereof, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act (even if such time is after the period referred to in Section 3(b)), of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading;

          (g) make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement, or (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling Holder shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to the Company and allow the

     Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

          (h) furnish, at the request of any Requesting Holder, on the date that such shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated such date, of the legal counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting holders as to such matters as such underwriters or the Requesting holders, as the case may be, may reasonably request and as would be customary in such a transaction; and
     (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders and, if such accountants refuse to deliver such letter to such Holder, then to the Company (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Requesting Holders may reasonably request and as would be customary in such a transaction; and

          (i) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement.

     The Company may require each selling Holder of Registrable Stock as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) hereof, such Holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 3(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(f) hereof to and including the date when each selling Holder of Registrable Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof.

     4.  Incidental Registration.  Commencing three years after the date hereof,
         -----------------------
if the Company determines that it shall file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its common stock to be sold for cash, at each such time the Company shall promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than thirty (30) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than twenty (20) days after the date of the Company's notice, the Company shall include the shares in such registration statement and use its reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided,
                                                                      --------
that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer; and provided, further, that the
                                          -----------------
Registrable Stock to be offered for the account of Holders and for the account of other Persons in any secondary offering shall not be reduced without the consent of the Holders to less than thirty percent of the aggregate offering.

     5.  Holdback Agreement - Restrictions on Public Sale by Holder.  To the
         ----------------------------------------------------------
extent not inconsistent with applicable law, each Holder agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the thirty (30) day period beginning on, the effective date of any registration statement filed by the Company in connection with an underwritten public offering in which the Holder is not participating, if and to the extent requested by the managing underwriter or underwriters.

     6.  Expenses of Registration.  The Company shall bear all expenses incurred
         ------------------------
in connection with each registration pursuant to Sections 2 and 4 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of counsel for the Company. The selling Holders shall bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement and fees of their counsel.

     7.  Indemnification and Contribution.
         --------------------------------

         (a) Indemnification by the Company. The Company agrees to indemnify, to
             ------------------------------
     the full extent permitted by law, each Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. The Company will also indemnify any underwriters of the Registrable Stock, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933
     Act) to the same extent as provided above with respect to the indemnification of the selling Holders.

          (b) Indemnification by Holders. In connection with any registration
              --------------------------
     statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder.

          (c) Conduct of Indemnification Proceedings.  Any Person entitled to
              --------------------------------------
     indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          (d) Contribution. If for any reason the indemnity provided for in this
              ------------
     Section 7 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7(a) and 7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.

     8.  Participation in Underwritten Registrations.  No Holder may participate
         -------------------------------------------
in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     9.  Reports Under Securities Exchange Act of 1934.  With a view to making
         ---------------------------------------------
available to the Holder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof; (b) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and (c) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

     10.  Transfer of Registration Rights.  The registration rights of any
          -------------------------------
Holder under this Agreement with respect to any Registrable Stock may only be transferred to an affiliate of Holder or to a transferee of at least $500,000 in Registrable Stock; provided that such transfer may otherwise be effected in
                   --------
accordance with applicable securities laws; provided further, that the
                                            ----------------
transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in
                       ----------------
writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; provided further, that all
                                            ----------------
registration rights shall terminate upon the termination of registration rights of any Holder under this Agreement as a result of any Registrable Stock being eligible to be sold pursuant to Rule 144(k) under the 1933 Act,; provided
                                                                 --------
further, that no transfer may be made while a registration statement with
-------
respect to the Shares is on file; and provided further, that such assignment
                                      ----------------
shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this Section 10, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

     11.  Mergers, Etc.  The Company shall not, directly or indirectly, enter
          ------------
into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Stock" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Stock under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 11 shall not apply in the
--------  -------
event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if each Holder is entitled to receive in exchange for its Registrable Stock consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the 1933 Act.

     12.  Miscellaneous.
          -------------

          (a) No Inconsistent or Senior Agreements. The Company will not
              ------------------------------------
     hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. The Company will not hereafter enter into any agreement with respect to its securities which confers upon any party any registration rights that would pre-empt the registration rights granted pursuant hereto

          (b) Remedies. Each Holder, in addition to being entitled to exercise
              --------
     all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

          (c) Amendments and Waivers. The provisions of this Agreement may not
              ----------------------
     be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Stock then outstanding affected by such amendment, modification, supplement, waiver or departure.

          (d) Successors and Assigns. Except as otherwise expressly provided
              ----------------------
     herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (e) Governing Law. This Agreement shall be governed by and construed
              -------------
     in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

          (f) Counterparts.  This Agreement may be executed in two or more
              ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) Headings.  The headings in this Agreement are used for convenience
              --------
     of reference only and are not to be considered in construing or interpreting this Agreement.

          (h) Notices.  Any notice required or permitted under this Agreement
              -------
     shall be given in writing and shall be delivered in person or by telecopy or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof or (ii) a Holder at the address of the Administrator set forth below its signature hereof. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.

          (i) Severability.  In the event that any one or more of the provisions
              ------------
     contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

          (j) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
     final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (k) Enforceability. This Agreement shall remain in full force and
              --------------
     effect notwithstanding any breach or purported breach of, or relating to, the Investor Agreement.

          (l) Recitals. The recitals are hereby incorporated in the Agreement as
              --------
     if fully set forth herein.

          (m) Attorneys Fees. If any action is necessary to enforce or interpret
              --------------
     the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which he is or may be entitled. This provision shall be construed as applicable to the entire agreement.

          (n) Arbitration. All disputes, claims, and/or requests for specific
              -----------
     contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this Agreement shall be submitted for arbitration, provided that the parties have first made a good faith effort to resolve such matters together. Demand shall be made to the American Arbitration Association ("AAA") and shall be conducted in New York, New York by a panel of three (3) arbitrators. The Shareholder and the Company shall each choose one (1) panel member from a panel of person having experience with and knowledge of the purchase and sale of securities. The third member shall be an independent party, chosen by the first two members. At least one member of the panel must have a legal background. Arbitration shall be in accordance with the commercial rules of the AAA. The Award of the Arbitrators shall be final and judgement may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorneys' fees arising out of Arbitration.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written hereinabove.

                              APPLIED VOICE RECOGNITION, INC.


                              By: /s/ Timothy J. Connolly
                                 -------------------------------------
                                   Name: TIMOTHY J. CONNOLLY
                                   Title: Chairman & C.E.O.

                              4615 Post Oak Place, Suite 111
                              Houston, Texas  77027
                              Telephone: (713) 621-5678
                              Telecopier: (713) 621-5870

                              L & H INVESTMENT COMPANY N.V.


                              By: /s/ Thomas Denys
                                 -------------------------------------
                                   C.V.B.A. Thomas Denys, Director



                              And By: /s/ Francis Vanderhooydonck
                                     ---------------------------------
                                     C.V.B.A.Francis Vanderhooydonck,
                                     Director

                              Sint-Krispijnstraat 7
                              8900 Ieper
                              Belgium
                              Telephone:   011-32-5-722-9540
                              Telecopier:  011-32-5-722-9545



               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]